As filed with the Securities and Exchange Commission on October 20, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


        Delaware                                           04-2977748
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification Number)


         Avid Technology Park, One Park West, Tewksbury, MA         01876
               (Address of Principal Executive Offices)           (Zip Code)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                 David A. Krall
                      President and Chief Executive Officer
                              Avid Technology, Inc.
                       Avid Technology Park, One Park West
                               Tewksbury, MA 01876
                     (Name and address of agent for service)

                                 (978) 640-6789
          (Telephone number, including area code, of agent for service)

===============================================================================================================
                                                     Proposed maximum       Proposed maximum        Amount of
Title of securities                Amount to          Offering price       aggregate offering      registration
 to be registered                Be Registered          per share                price                fee
---------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value      500,000 shares        $13.3125 (1)          $6,656,250            $1,757.25
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 18, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-30367) filed by the Registrant on June 30, 1997, relating to the Registrant's 1997 Stock Incentive Plan.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 13th day of October, 2000.

                                  AVID TECHNOLOGY, INC.



                                  By: /s/David A. Krall
                                      -------------------------
                                      David A. Krall
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute David A. Krall, Ethan E. Jacks and Carol E. Kazmer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                        Date
---------                          -----                        ----

/s/David A. Krall         President and Chief Executive         October 13, 2000
----------------------    Officer of the Board
David A. Krall            (Principal Financial Officer)


/s/Ethan E. Jacks         Senior Vice President and Acting      October 18, 2000
----------------------    Chief Financial Officer
Ethan E. Jacks            (Principal Financial Officer)


/s/Carol L. Reid          Vice President and Corporate          October 11, 2000
----------------------    Controller
Carol L. Reid             (Principal Accounting Officer)


/s/Charles T. Brumback    Director                              October 10, 2000
----------------------
Charles T. Brumback


/s/Peter C. Gotcher       Director                              October 08, 2000
----------------------
Peter C. Gotcher


/s/Robert M. Halperin     Director                              October 11, 2000
----------------------
Robert M. Halperin


/s/Nancy Hawthorne        Director                              October 09, 2000
----------------------
Nancy Hawthorne


/s/Roger J. Heinen, Jr.   Director                              October 09, 2000
----------------------
Roger J. Heinen, Jr.


/s/William J. Warner      Director                              October 06, 2000
----------------------
William J. Warner

                                 Exhibit Index
                                 -------------

Exhibit
Number      Description
-------     -----------

  4.1 (1) Third Amended and Restated Certificate of Incorporation of the Registrant.

  4.2 (2)   Amended and Restated By-Laws of the Registrant.

  4.3 (3) Certificate of Designation establishing Series A Junior Participating Preferred Stock and Certificate of Correction.

  4.4 (4) Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.

  5         Opinion of Hale and Dorr LLP.

 23.1       Consent of PricewaterhouseCoopers LLP.

 23.2       Consent of Hale and Dorr LLP (included in Exhibit 5).

 24 Power of Attorney (included on the signature page of this Registration Statement).

------------------------


     (1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

     (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.

     (3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.

     (4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.